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                                                                    EXHIBIT 23.2

                        CONSENT OF GRANT THORNTON LLP


We have issued our report dated January 26, 1996, accompanying the financial statements of Southern Crescent Financial Corp included in the Annual Report of Southern Crescent Financial Corp on Form 10-K for the year ended December 31, 1995. We consent to the incorporation by reference of said report in the Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ GRANT THORNTON LLP

Atlanta, Georgia
October 22, 1996